Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Carolina Bank Holdings, Inc., and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes, and appoints Robert T. Braswell and T. Allen Liles, or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below; (a) a Registration Statement on Form S-1 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of shares of common stock of Carolina Bank Holdings, Inc., $1.00 par value per share, to be issued in connection with a public offering through an Underwriting Agreement with Robert W. Baird & Co. Incorporated, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter the “Registration Statement”); (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and (c) any other registration statements and exhibits thereto related to the offering that is subject to the Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered thereby; and each of Carolina Bank Holdings, Inc. and said Officers and Directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Carolina Bank Holdings, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Carolina Bank Holdings, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Carolina Bank Holdings, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

CAROLINA BANK HOLDINGS, INC. (Registrant)

By:	/s/ Robert T. Braswell
Robert T. Braswell President and Chief Executive Officer

Dated: May 20, 2008

SIGNATURE	CAPACITY

/s/ Robert T. Braswell Robert T. Braswell	President, Chief Executive Officer, and Director

/s/ T. Allen Liles T. Allen Liles	Executive Vice President and Chief Financial Officer (principal financial officer) (principal accounting officer)

/s/ J. Alexander S. Barrett J. Alexander S. Barrett	Director

/s/ Gary N. Brown Gary N. Brown	Director

/s/ George E. Carr, III George E. Carr, III	Director

/s/ John D. Cornet John D. Cornet	Director

/s/ James E. Hooper James E. Hooper	Director

/s/ Kenneth C. Mayer, Jr. Kenneth C. Mayer, Jr.	Director

/s/ T. Gray McCaskill T. Gray McCaskill	Director

/s/ D. Wayne Thomas D. Wayne Thomas	Director